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                                                                   EXHIBIT 12(A)

                          AMOCO ARGENTINA OIL COMPANY
                            ------------------------

                STATEMENT SETTING FORTH COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                      (MILLIONS OF DOLLARS, EXCEPT RATIOS)


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                                               NINE MONTHS
                                                  ENDED            YEAR ENDED DECEMBER 31,
                                                SEPTEMBER     ---------------------------------
                                                 30, 1996     1995   1994   1993   1992   1991
                                               ------------   -----  -----  -----  -----  -----
Determination of Income:
  Consolidated earnings before income taxes
    and minority interest....................     $ 137       $ 110  $  86  $ 110  $  96  $ 195
  Fixed charges expensed by consolidated
    companies................................         7          11      5   --     --     --
  Adjustments for certain companies accounted
    for by the equity method.................     --           --     --     --     --     --
                                               ------------   -----  -----  -----  -----  -----
Adjusted earnings plus fixed charges.........     $ 144       $ 121  $  91  $ 110  $  96  $ 195
                                               ------------   -----  -----  -----  -----  -----
                                               ------------   -----  -----  -----  -----  -----
Determination of Fixed Charges:
  Consolidated interest on indebtedness
    (including interest capitalized).........     $   7       $  11  $   5  $--    $--    $--
  Consolidated rental expense representative
    of an interest factor....................     --           --     --     --     --     --
  Adjustments for certain companies accounted
    for by the equity method.................     --           --     --     --     --     --
                                               ------------   -----  -----  -----  -----  -----
Total fixed charges..........................     $   7       $  11  $   5  $--    $--    $--
                                               ------------   -----  -----  -----  -----  -----
                                               ------------   -----  -----  -----  -----  -----

Ratio of earnings to fixed charges...........      20.6          11   18.2    N/A    N/A    N/A
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